Exhibit 23.5

March 7, 2023

ZKH GROUP LIMITED (the “Company”)

7/F, Tower 4, Libao Plaza, No. 36 Shenbin Road

Minhang District, Shanghai 201106

People’s Republic of China

+86 (21) 5080-9696

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on March 7, 2023 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ He Xu
Name: He Xu